Exhibit 99.1
Calamos Asset Management, Inc. 2020 Calamos Court Naperville, Illinois 60563 800.582.6959 www.calamos.com

FOR IMMEDIATE RELEASE	News Release

Contact:
Maryellen Thielen	Note: CLMS investor conference call
630-955-4830	today at 11 a.m. ET at www.calamos.com
Calamos Asset Management, Inc. Reports Results for
Fourth Quarter and Full Year 2006
•	Revenues increased 7 percent to $121.7 million for the fourth quarter of 2006 compared with the same period of 2005
•	Diluted earnings per share increased 9 percent to 38 cents for the 2006 quarter versus the 2005 quarter, and rose 15 percent to $1.45 for 2006 versus 2005
•	Net income was $8.9 million for the fourth quarter of 2006 and $34.0 million for the full year 2006
•	The board declared a regular quarterly dividend of 11 cents per share, a 22 percent increase over the prior quarter
     NAPERVILLE, Ill., Jan. 30, 2007 – Calamos Asset Management, Inc. (Nasdaq: CLMS) today announced results for the fourth quarter and full year 2006.
     Revenues for the quarter ended Dec. 31, 2006 were $121.7 million, a 7 percent increase from $113.5 million for the fourth quarter of 2005. Fourth quarter 2006 operating income was $55.8 million, compared with $55.0 million for the same period a year ago. Operating margin was 45.9 percent, versus 48.5 percent for the fourth quarter of 2005.
     Net income for the fourth quarter of 2006 was $8.9 million, 8 percent higher than the $8.2 million reported for the fourth quarter of 2005.1 Diluted earnings per share increased 9 percent to 38 cents per share for the fourth quarter of 2006, versus 35 cents per share for the year-earlier period.
     “Our focus on diversification benefited several of our funds this year, even though the growth equity sector remained largely out of favor with investors in 2006,” said John P. Calamos, Sr., chairman and chief executive officer. “In particular, we saw increased interest as well as inflows in our global, international and balanced strategies. In addition, our Market Neutral Income Fund – an alternative investment open-end fund with a 16-year track record – has more than tripled in size after it re-opened last January.”
     As announced earlier today, the board of directors raised the regular quarterly dividend 22 percent to 11 cents per share, payable on Feb. 28, 2007 to shareholders of record on Feb. 13, 2007. The previous quarterly dividend rate was 9 cents per share.

[1]Net income reflects only 23.1 percent of the operating companies’ results due to minority interests’ ownership of 76.9 percent.
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CALAMOS ASSET MANAGEMENT, INC.

     For the full year 2006, Calamos Asset Management reported revenues of $485.2 million, a 16 percent increase from $417.6 million for 2005. Operating income improved 12 percent to $231.0 million for 2006 from $206.1 million for 2005. Operating margin was 47.6 percent for 2006 and 49.4 percent for 2005. Net income was $34.0 million for 2006, a 16 percent increase from $29.2 million for 2005. Diluted earnings per share were $1.45 for 2006, up 15 percent from $1.26 for 2005.
     At Dec. 31, 2006, the company had $33.3 billion in mutual funds and $11.4 billion in separate accounts, for a total of $44.7 billion in assets under management. Assets increased 2 percent during the year due to $1.7 billion in net market appreciation, partially offset by $819 million in net redemptions. Average assets under management were $45.2 billion for the fourth quarter of 2006, a 6 percent increase from $42.6 billion for the same period of 2005. However, assets under management decreased by $84 million during the fourth quarter due to $1.8 billion in net redemptions, offset by $1.7 billion in net market appreciation.
     Highlights of 2006 included:
•	The company made significant progress in diversifying sales of its investment strategies, achieving a 139 percent increase in net inflows in 2006 versus 2005 on all its open-end mutual funds, excluding its Growth Fund and Convertible Fund.
•	The Calamos Market Neutral Income Fund more than tripled in size during 2006, reflecting strong investor interest since it was re-opened last January. Fund assets were $949.0 million at year-end 2006.
•	The Calamos Global Growth and Income Fund achieved its 10-year anniversary in September, earning a Lipper ranking as the #2 global multi-cap core fund for 10 years out of 20 funds, as well as “top fund” recognition in the February 2007 issue of Consumer Reports. The fund had $909.2 million in assets at year-end 2006, a 72 percent increase from year-end 2005.
•	Also in June, the Calamos Convertible and High Income Fund (NYSE: CHY) completed a successful secondary public offering.
     Management will hold an investor conference call at 11 a.m. Eastern time on Tuesday, Jan. 30. To access the live call and view management’s presentation, click on the Investor Relations tab at www.calamos.com. Alternatively, participants may listen to the live call by dialing 800-374-2572 (706-679-3532 outside the U.S.). Management’s presentation and a replay of the call will be available until Feb. 28 by clicking on the Investor Relations tab at www.calamos.com. Until the end of the day on Feb. 2, an audio replay will be available by dialing 800-642-1687 (706-645-9291 outside the U.S.) and entering conference ID number 4588131.
     Calamos Asset Management, Inc. (Nasdaq: CLMS) is a diversified investment firm offering equity, high yield, convertible and alternative investment strategies, among others. The firm serves institutions and individuals via separately managed accounts and open-end and closed-end funds, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit www.calamos.com.
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CALAMOS ASSET MANAGEMENT, INC.

     From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, but are not limited to: loss of revenues due to contract terminations and redemptions, our ownership structure, catastrophic or unpredictable events, unavailability of third-party retail distribution channels, damage to our reputation, our interpretation of and positioning relative to the market, fluctuations in the financial markets and the competitive conditions in the mutual fund, asset management and broader financial services sectors. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in the company’s annual and quarterly reports filed with the U.S. Securities and Exchange Commission.
     As of Dec. 31, 2006, Lipper ranked the Calamos Global Growth and Income Fund #61 for 1 year and #22 for 5 years among 96 and 56 global multi-cap core funds, respectively. Before investing, carefully consider the funds’ investment objectives, risks, charges and expenses. Contact (800) 582-6959 or visit www.calamos.com for a prospectus containing this and other information. Please read it carefully.
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CALAMOS ASSET MANAGEMENT, INC.

Calamos Asset Management, Inc.
Unaudited Consolidated Condensed Statements of Operations
(in thousands, except per share data)

	Three Months Ended Dec. 31,		Year Ended Dec. 31,

	2006	2005	2006	2005

Revenues:
Investment management fees	$82,858	$78,012	$329,383	$284,951
Distribution and underwriting fees	37,783	34,526	151,760	129,250
Other	1,013	950	4,029	3,366

Total revenues	121,654	113,488	485,172	417,567
Expenses:
Employee compensation and benefits	18,886	15,883	73,382	61,029
Distribution and underwriting expense	25,597	22,440	100,935	79,446
Amortization of deferred sales commissions	8,416	7,633	32,924	31,431
Marketing and sales promotion	4,319	4,327	15,631	14,738
General and administrative	8,618	8,179	31,272	24,829

Total expenses	65,836	58,462	254,144	211,473

Operating income	55,818	55,026	231,028	206,094
Total other income (expense), net	7,482	5,138	12,381	5,761

Income before minority interest in Calamos Holdings LLC and income taxes	63,300	60,164	243,409	211,855
Minority interest in Calamos Holdings LLC	48,490	46,270	186,631	163,009

Income before income taxes	14,810	13,894	56,778	48,846

Income taxes	5,949	5,684	22,770	19,624

Net income	$8,861	$8,210	$34,008	$29,222

Earnings per share, basic	$0.38	$0.36	$1.47	$1.27

Weighted average shares outstanding, basic	23,161,998	23,000,100	23,161,998	23,000,100

Calculation of earnings per share, diluted, assuming exchange of membership units:
Income before minority interest in Calamos Holdings LLC and income taxes	$63,300	$60,164	$243,409	$211,855
Impact of income taxes	25,428	24,613	97,607	85,102

Earnings available to common shareholders	$37,872	$35,551	$145,802	$126,753

Earnings per share, diluted	$0.38	$0.35	$1.45	$1.26

Weighted average shares outstanding, diluted	100,817,074	100,699,343	100,805,030	100,625,824

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CALAMOS ASSET MANAGEMENT, INC.

Calamos Asset Management, Inc.
Assets Under Management
(in millions)

	Quarter Ended Dec. 31,		Change
	2006	2005	Amount	Percent

Mutual Funds
Beginning assets under management	$33,187	$30,476	$2,711	9%
Net purchases (redemptions)	(1,109)	799	(1,908)	239
Market appreciation	1,203	623	580	93

Ending assets under management	33,281	31,898	1,383	4

Average assets under management	33,545	30,904	2,641	9

Separate Accounts
Beginning assets under management	11,622	11,693	(71)	1
Net redemptions	(655)	(126)	(529)	420
Market appreciation	477	340	137	40

Ending assets under management	11,444	11,907	(463)	4

Average assets under management	11,620	11,675	(55)	0

Total Assets Under Management
Beginning assets under management	44,809	42,169	2,640	6
Net purchases (redemptions)	(1,764)	673	(2,437)	362
Market appreciation	1,680	963	717	74

Ending assets under management	44,725	43,805	920	2

Average assets under management	$45,165	$42,579	$2,586	6%

	At Dec. 31,		Change
	2006	2005	Amount	Percent

Mutual Funds
Open-end funds	$26,880	$25,957	$923	4%
Closed-end funds	6,401	5,941	460	8

Total mutual funds	33,281	31,898	1,383	4
Separate Accounts
Institutional accounts	4,247	4,169	78	2
Managed accounts	6,332	6,899	(567)	8
Private client accounts	770	748	22	3
Alternative investments	95	91	4	4

Total separate accounts	11,444	11,907	(463)	4

Ending assets under management	$44,725	$43,805	$920	2%

	At Dec. 31,		Change
Assets by Strategy	2006	2005	Amount	Percent

Equity	$22,869	$23,747	$(878)	4%
Balanced	12,887	11,260	1,627	14
Convertible	4,987	5,662	(675)	12
High Yield	2,966	2,783	183	7
Alternative	1,016	353	663	188

Ending assets under management	$44,725	$43,805	$920	2%

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